CONNER & WINTERS, P.C.
LAWYERS
ONE LEADERSHIP SQUARE
211 NORTH ROBINSON, SUITE 1700
OKLAHOMA CITY, OKLAHOMA 73102-7101
(405) 272-5711
FAX (405) 232-2695
______
WRITER'S DIRECT NUMBER
(405) 272-5718
WRITER'S E-MAIL ADDRESS
mbennett@cwlaw.com

December 27, 2001

Perma-Fix Environmental Services, Inc.
1940 Northwest 67th Place
Gainesville, Florida 32606

          Re:  Perma-Fix Environmental Services, Inc.; Form S-8 Registration Statement
                1992 Outside Directors Stock Option and Incentive Plan (f/k/a 1992
                Outside Directors Stock Option Plan), and 1993 Nonqualified Stock Option
                Plan; Our File No. 7034.1

Gentlemen:

           We are delivering this opinion to you in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of the Registration Statement on Form S-8 (the "Registration Statement") of Perma-Fix Environmental Services, Inc., a Delaware corporation (the "Company"), for the registration of an additional (a) 400,000 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), issued or issuable by the Company pursuant to the Company's 1992 Outside Directors Stock Option and Incentive Plan (the "1992 Plan"), and (b) 2,144,171 shares of Common Stock issued or issuable by the Company pursuant to the Company's 1993 Nonqualified Stock Option Plan (the "1993 Plan") from time to time to employees of the Company and its subsidiaries.

          In connection with this opinion, the undersigned has examined and relied upon such corporate records, certificates, other documents and questions of law, as we have considered necessary or appropriate for the purposes of this opinion, including, but not limited to, the following:

          (a)     the Company's Restated Certificate of Incorporation, as amended;

          (b)     the Company's Bylaws;

          (c)     the Registration Statement on Form S-8, No. 33-80580, dated June 20, 1994 registering 572,455 shares of the Company's Common Stock issued or issuable

Perma-Fix Environmental Serivces, Inc.
December 27, 2001

                    under the Company's 1991 Performance Equity Plan, the 1992 Plan, and
                    the 1993 Plan;

           (d)    the 1992 Plan, as amended by the Amendment to 1992 Outside Directors Stock
                   Option Plan, dated November 12, 1993; the Second Amendment to 1992
                   Outside Directors Stock Option Plan, dated December 12, 1994; the Third
                    Amendment to 1992 Outside Directors Stock Option and Incentive Plan, dated
                    December 12, 1996; and the Fourth Amendment to 1992 Outside Directors
                    Stock Option and Incentive Plan, dated May 20, 1998;

          (e)     the 1993 Plan;

          (f)     a certificate of good standing of the State of Delaware, dated December 26, 2001, as to the good standing of the Company; and

          (g)     the Registration Statement.

          In our examination, we have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted as originals, the conformity with the original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies. We have further assumed that each recipient of shares of the Company's Common Stock under the 1992 Plan and the 1993 Plan is eligible to participate in the 1992 Plan or the 1993 Plan, as applicable, and that any shares of the Company's Common Stock to be issued pursuant to the 1992 Plan and the 1993 Plan will have been registered in accordance with the Act, absent the application of an exemption from registration, prior to the issuance of such shares.

          In reliance upon, and based on, such examination and review, we are of the opinion that (a) the additional 400,000 shares of Common Stock which have been or may be issued pursuant to the 1992 Plan do or will constitute, when issued pursuant to the terms of such 1992 Plan, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company and (b) the additional 2,144,171 shares of Common Stock issuable under the 1993 Plan will constitute, when issued pursuant to the terms of such 1993 Plan, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company .

          We hereby consent to the filing of this opinion as Exhibit 5.1 to said Registration Statement and to the reference to Conner & Winters, P.C. wherever it appears in such Registration Statement.

                                                                                              Very truly yours,

                                                                                               CONNER & WINTERS, P.C.

                                                                                               /s/ Conner & Winters, P.C.

IHS/MHB/plh